                                                                   EXHIBIT 10.6H


                            ASSET PURCHASE AGREEMENT

                                     between

                                Factual Data Corp

                                       and

                               C B Unlimited, Inc.






                                 January 5, 1996



                            ASSET PURCHASE AGREEMENT



                                TABLE OF CONTENTS

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RECITALS                                                                1

ARTICLE 1 - PURCHASE AND SALE

        Section 1.1    -  Assets to be Purchased                        1
        Section 1.2    -  Purchase Price                                4

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF SELLER

        Section 2.1    -  Organization and Authority of Seller          4
        Section 2.2    -  Profit and Loss Statements                    4
        Section 2.3    -  Properties                                    5
        Section 2.4    -  Contracts                                     5
        Section 2.5    -  Inventories                                   6
        Section 2.6    -  Taxes                                         6
        Section 2.7    -  No Adverse Change                             6
        Section 2.8    -  Contracts and Commitments                     6
        Section 2.9    -  Litigation                                    7
        Section 2.10   -  Curtailment Notices                           7
        Section 2.11   -  No Change in Condition                        7
        Section 2.12   -  Assets Complete                               8
        Section 2.13   -  Compliance with Law                           8
        Section 2.14   -  Hazardous Substances                          9
        Section 2.15   -  Other Government Payments;
                            Utility Payments                           10
        Section 2.16   -  Insurance Policies                           10



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

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ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF BUYER

        Section 3.1    -  Organization and Authority                   11

ARTICLE 4 - COVENANTS OF SELLER PENDING CLOSING DATE

        Section 4.1    -  Covenants                                    12

ARTICLE 5 - COVENANTS OF BUYER PENDING CLOSING DATE

        Section 5.1    -  Covenants                                    13

ARTICLE 6 - CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

        Section 6.1    -  Approval                                     14
        Section 6.2    -  Compliance                                   14

ARTICLE 7 - CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

        Section 7.1    -  Approvals                                    14
        Section 7.2    -  Compliance                                   14
        Section 7.3    -  Assurances                                   15
        Section 7.4    -  Loss or Damage to Assets                     16

ARTICLE 8 - CLOSING

        Section 8.1    -  Closing Date                                 16
        Section 8.2    -  Actions                                      16

ARTICLE 9 - ADDITIONAL COVENANTS OF SELLER AND BUYER

        Section 9.1    -  Consents                                     17
        Section 9.2    -  Additional Assistance                        17
        Section 9.3    -  Ratings and Deposits                         18
        Section 9.4    -  Costs                                        18

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        Section 9.5   -  Records                                       18
        Section 9.6   -  Additional Commitments                        19
        Section 9.7   -  Claims                                        19

ARTICLE 10- INDEMNIFICATION; EXPIRATION OF CLAIMS; SET-OFF

        Section 10.1  -  Indemnity by Seller                           20
        Section 10.2  -  Indemnity by Buyer                            20
        Section 10.3  -  Expiration of Warranty Claims
                          and Limitations                              21
        Section 10.4  -  Set-Off                                       21

ARTICLE 11- TERMINATION OF AGREEMENT

        Section 11.1  -  Basis for Termination                         21
        Section 11.2  -  Notice of Termination                         22
        Section 11.3  -  Costs                                         22

ARTICLE 12- MISCELLANEOUS PROVISIONS

        Section 12.1  -  Orderly Transition                            23
        Section 12.2  -  Notices                                       23
        Section 12.3  -  Headings                                      24
        Section 12.4  -  Nonwaiver                                     24
        Section 12.5  -  Assignment                                    24
        Section 12.6  -  Binding Effect                                24
        Section 12.7  -  Severability                                  25
        Section 12.8  -  Applicable Law                                25
        Section 12.9  -  Entire Agreement                              25
        Section 12.10 -  Amendment and Modification                    25
        Section 12.11 -  Counterparts                                  26

SIGNATURES                                                             26

                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement is entered into as of January 5, 1996 between Factual Data Corp, a Colorado corporation (the "Seller"), and C B Unlimited, Inc., an Ohio corporation (the "Buyer").

                                    RECITALS

         A. The Seller has developed and now owns and franchises a credit review and reporting business known as "Factual Data". The Seller itself owns and operates the Factual Data franchise for the territory of the State of Indiana and runs that franchise out of offices in Indianapolis, Indiana at 931 East 86th Street, Suite 203, Indianapolis, Indiana 46240. The Seller desires to appoint the Buyer as the Factual Data franchisee for the territories of Indiana, western Pennsylvania, and West Virginia, and the Buyer desires to accept that appointment, by a separate franchise agreement. The Seller also desires to appoint the Buyer as a franchisee for its "Outsource" and "EmpFacts" products, and the Buyer desires to accept those appointments, by separate agreements. The Seller desires to sell to the Buyer certain assets of the current Factual Data franchise operation for Indiana now owned by the Seller on the terms and conditions of this Agreement.

         B. The Buyer desires to purchase those Indiana Factual Data franchise assets on the terms and conditions of this Agreement.

                                    ARTICLE 1

                                PURCHASE AND SALE

1.1   Assets to be Purchased.

         (a) The Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from the Seller, the following assets, as they shall exist at the Closing Date defined below, of the Seller's operation of Factual Data in the territory of

Indiana, except as they may be covered by the Factual Data franchise agreement for the Indiana territory between the Seller and the Buyer (the "Assets"). The effective date of the purchase and sale of the Assets shall be January 1, 1996.

         i)       All equipment, furniture, and other personal property.

         ii)      All supplies.

         iii)     All work-in-process and completed, but unbilled, work.

         iv) All records, data, documents, and information concerning the business of the Seller, including without limitation customer and supplier lists and files, sales brochures, marketing materials and records, price lists, costing procedures, production records, pricing formulas, sales orders unfulfilled at the Closing Date, manuals, and any other tangible property used in connection with the business of the Seller.

         v) All intangible property used in or related to the business conducted by the Seller, including without limitation good will.

         vi) Everything else used in connection with the business of the Seller or either necessary for the effective and profitable operation of the business or held for disposition, use, or consumption in the business conducted by the Seller.

         (b) There shall be excluded from the Assets listed above to be sold and purchased the following items related to the Indiana Factual Data business of the Seller.


         i) All corporate records, minute books, stock record books, and corporate seals of the Seller.

         ii)      All the tax returns and supporting schedules of the Seller.

         iii) Any and all rights which accrue to, or will in the future accrue to, the Seller under this Agreement.

         iv) All cash, prepaid expenses, accounts receivable, and life insurance policies.

         v) All items covered by the Factual Data franchise agreement for the Indiana territory between the Seller and the Buyer.

         (c) The Assets shall be transferred by the Seller to the Buyer free and clear of all liabilities, obligations, liens, and encumbrances and in their present state or condition, ordinary wear and tear excepted.

         (d) The Seller shall prepare and deliver to the Buyer by the Closing complete list(s) of all the personal property being purchased and sold, as requested by the Buyer.

1.2   Purchase Price.

         (a) As full payment for the Assets and of the initial franchise fees for the franchise agreements to be executed at the Closing, the Buyer shall pay the Seller in cash $250,000.00 on or before January 19, 1996 and $230,000.00 on or before March 15, 1997. The obligation of the Buyer to pay these amounts to the Seller shall be further evidenced by a promissory note to be executed by the Buyer at the Closing, which note shall contain a discount off the total purchase price for periodic payments made during 1996 and before its maturity date.

         (b) The Buyer shall not assume nor agree to pay any other debts, liabilities, or obligations of the Seller, including without limitation any amounts owing to any governmental entities, any employee liabilities, or any unfunded pension plan liabilities.

         (c) The Buyer shall not be responsible for paying any brokerage fees or commissions in connection with this purchase and sale transaction.

                                    ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                The Seller represents, warrants, and covenants as follows.

2.1   Organization and Authority of Seller.

         (a) Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado.

         (b) With respect to the Indiana Factual Data business, the Seller has full corporate power and authority to own or hold under lease or similar agreement properties and assets it now owns or holds under lease or agreement and to carry on its business as it is now being conducted.

         (c) Seller has full corporate power and authority, and has received all requisite approval by its board of directors and its shareholders, to enter into this Agreement and to carry out the transaction contemplated by it.

         (d) The execution and delivery of this Agreement and the consummation of the transaction contemplated by it do not and will not violate any provision of Seller's certificate of incorporation or by-laws, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, franchise agreement, instrument, court or administrative order, arbitration award, judgment, or decree to which Seller is a party or by which it is bound and will not violate any other restriction of any kind to which it is subject.

2.2   Profit and Loss Statements.

         The Seller has delivered to the Buyer copies of its profit and loss statements for 1993, 1994, and January through October 1995 inclusive, for its Indiana Factual Data business. These statements present fairly the profits and losses for the periods covered.

2.3   Properties.

         With respect to its Indiana Factual Data business, the Seller has good and marketable title to all its properties and assets owned, and good right to use and occupy such properties and assets leased, both real and personal, free and clear of all liens, charges, and encumbrances, except (i) such imperfections of title, liens, charges, easements, and encumbrances as are not material to the business operations or financial condition of Seller, (ii) for liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings, and (iii) for liens already disclosed to the Buyer. The current use of said real properties and the improvements thereon are not in violation of any applicable zoning laws, ordinances, or regulations, or, to the best of Seller's knowledge, any other applicable laws, ordinances or regulations.


2.4   Contracts.

         With respect to its Indiana Factual Data business, the Seller has not breached any material provision of, or is not in default in any material respect under the terms of, any contract, agreement, plan, lease, or license, a breach of which, or a default under which, would have a material adverse effect upon the business or financial condition of Seller's Indiana Financial Data operations. Seller shall furnish to Buyer upon request before the Closing a schedule that describes all material contracts, plans, leases, licenses, judgments, decrees, joint venture agreements, or other arrangements to which Seller is a party, and under which consent or approval may be required from third parties in order that no default thereunder or breaches thereof will occur as a consequence of consummation of the transaction provided for herein or in order effectively to transfer to or vest in Buyer good and sufficient title to assets or property rights of Seller, or in order otherwise duly to effect the succession of Buyer to the status and position of Seller with respect thereto.

2.5   Inventories.

         The supplies inventories of Seller consist of items, valued at cost or market, whichever is lower, that are saleable or usable in the ordinary course of business in quantities and amounts not in excess of the reasonable needs of the business.

2.6   Taxes.

         With respect to the Seller's Indiana Factual Data business, the Seller has filed all state, local and other governmental tax returns and similar reports are as required to be filed, and has made all state, local, and other governmental tax payments as are required to be made.

2.7   No Adverse Change.

         Since the dates of the above profit and loss statements there has not been any material adverse change in the business or financial condition of the Seller.

2.8   Contracts and Commitments.

         With respect to the Seller's Indiana Factual Data business, the Seller shall deliver to Buyer upon request before the Closing a list showing all of the following types of material contracts and commitments to which Seller is a party. Except as set forth on such list or contemplated by this Agreement, Seller is not a party to any written or oral (i) contract for the employment of any officer or any individual employee1 or any consulting or similar agreement, not terminable by it without liability upon thirty (30) days or less notice,
(ii) contract with any labor union, (iii) pension, profit-sharing, bonus, retirement, stock option, or similar plan or arrangement, (iv) contract for the future purchase of materials, supplies, or equipment or for the receipt of services in excess of its requirements for its normal business operations, (v) contract not made in the ordinary course of business for the sale of products or lease of products or equipment or rendition of services to others of more than one year from the date hereof, (vi) loan or financing agreement or arrangement,
(vii) contract or arrangement under which Seller has assumed, guaranteed, or endorsed or otherwise become liable in connection with the obligation by any third party,



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

(vii) lease of any real or personal property from others not terminable by Seller without liability upon thirty (30) days or less notice, (ix) continuing obligations under third-party lease arrangements, or (x) material contracts not made in the ordinary course of business.

2.9   Litigation.

         There is no litigation, arbitration, proceeding, or governmental investigation pending or, to the knowledge of Seller's officers, threatened, the outcome of which would materially adversely affect the business, financial condition, or operations of Seller's Indiana Factual Data operations. There is no outstanding citation, order, writ, injunction, or decree of any court, government, or governmental agency against or affecting Seller, or the assets or business of Seller, which might have a material adverse effect on the business or financial condition of Seller's Indiana Factual Data operations.

2.10  Curtailment Notices.

         Seller has not received any notice from suppliers, including utilities, of curtailment of services or supplies.

2.11  No Change in Condition.

         With respect to the Indiana Factual Data business, since the dates of the above profit and loss statements the Seller has not suffered any extraordinary loss or waived any right of substantial value; nor has Seller, except in the ordinary course of business:

         i) Incurred any material liability or obligation, under agreements or otherwise, or issued or agreed to issue any promissory notes;

         ii) Sold or transferred any material tangible or intangible asset; mortgaged, pledged, or subjected to any lien, charge, or other encumbrance any such asset; entered into any material lease of real property, equipment, or building; or cancelled any material debts or claim; or

         iii) Entered into any material transaction, except in connection with the execution and performance of this Agreement or the transaction contemplated by this Agreement.


2.12  Assets Complete.

         Except as otherwise contemplated by or provided for in this Agreement, the Assets to be sold and purchased include all the assets being used in the conduct of or related to the Indiana Factual Data business of the Seller as presently conducted, except the assets covered by the Financial Data franchise agreement between the Seller and the Buyer.

2.13  Compliance with Law.

         The Seller's Indiana Factual Data business, properties, and offices do not exist or operate in violation of any federal, state, or local code, law, regulation, or ordinance regulating zoning, city planning, fire safety, environmental protection, health, welfare, sanitation, hazardous waste, toxic material, occupational safety and health, building codes, equal employment opportunity, or similar matters applicable to its Indiana Factual Data business, properties, or operations as presently conducted. All permits, licenses, franchises, consents, and other authorizations necessary for the conduct of the Seller's Indiana Factual Data business have been timely obtained and are currently in effect. The Seller is not in violation of any term or provision of any such permit, license, franchise, consent, or other authorization. The Seller is not aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, government takings, condemnations, or other proceedings which would be applicable to its Indiana Factual Data business, operations, or properties and which might adversely affect its properties, assets, liabilities, operations, or prospects, either before or after the Closing. Seller shall deliver to Buyer upon request before the closing a list showing all licenses and permits issued by applicable governmental authorities presently held by the Seller with respect to its Indiana Factual Data operations.

2.14   Hazardous Substances.

         With respect to the Seller's Indiana Factual Data business:

         (a) No "Hazardous Substance" (as defined below) has been disposed of on, generated on, treated on, buried beneath, or percolated beneath, and no such disposal, generation, treatment, burial, or percolation has been threatened in or near, any real estate owned or leased by the Seller or any improvements thereon (collectively, the "real Property"), nor has a "reportable quantity" (as defined below) of any hazardous Substance ever been removed from and stored off-site of the Real Property. There has been no "Release" (as defined below) of a reportable quantity of any Hazardous Substance on or from the Real Property. The Seller and all owners and users of the Real Property are in compliance with all applicable federal, state and local laws, administrative rulings and regulations of any court, administrative agency, or other governmental or quasi-governmental authority relating to the protection of the environment, including, but not limited to, laws prohibiting the creation of a public nuisance. Neither the Seller nor any owner or user of the Real Property is a potentially responsible party under Section 107 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA") or Section 7003 of the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and the Company has not received notification from any federal, state or local government agency or regulatory body of a violation under any federal, state or local law regulating the disposal or discharge of any toxic, explosive, or other Hazardous Substance. For purposes of this section:

         i)       "Hazardous Substance" means any one or more of the following:
                  (a) any substance deemed hazardous under Section 101(14) of CERCLA; (b) any other substance deemed hazardous by the United States Environmental Protection Agency pursuant to Section 102(a) of CERCLA; (c) petroleum, including crude oil or any fraction thereof; (d) any substance deemed hazardous pursuant to Section 1004(5) of RCRA; or (e) any other hazardous or toxic substance, materials, compound mixture, solution, element, pollutant, or waste regulated under any federal, state or local statute, ordinance, or regulation.

         ii) "Release" shall have the meaning given to such term in Section 101(22) of CERCLA.

         iii) "Reportable quantity" shall have the meaning given to such term in, and shall be those quantities specified by the Administrator of the United States Environmental Protection Agency pursuant to, Section 102 of CERCLA.

         (b) The properties of the Seller are free from the presence and/or harmful effects of asbestos or asbestos-containing materials.

2.15  Other Government Payments; Utility Payments.

         With respect to its Indiana Factual Data business, the Seller has made all federal FICA payments, all federal, state and local withholding payments, all federal, state, and local unemployment compensation payments, all state and local sales tax payments, all worker's compensation premiums, and all gas, electric, water, and other utility payments.

2.16  Insurance Policies.

         Seller maintains insurance policies in effect in such types and amounts and with such carriers as are appropriate for its Indiana Factual Data business.

                                   ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         The Buyer represents, warrants, and covenants as follows.

3.1   Organization and Authority

         (a) Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio. Buyer is authorized or qualified to transact business in Indiana, Pennsylvania, and West Virginia, or shall become so as soon as possible following the execution of this Agreement.

         (b) Buyer has full corporate power and authority, and has received all requisite approval by its board of directors and its shareholders, to enter into this Agreement and to carry out the transactions contemplated by it.

         (c) The execution and delivery of this Agreement and the consummation of the transaction contemplated by it do not and will not violate any provision of Buyer's certificate of incorporation or by-laws, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, court order, arbitration award, judgment, or decree to which Buyer is a party or by which it is bound and will not violate any other restriction of any kind to which it is subject.

                                    ARTICLE 4

                    COVENANTS OF SELLER PENDING CLOSING DATE


4.1   Covenants.

         From the date of this Agreement until the Closing Date, the Seller shall, with respect to its Indiana Factual Data business:

         i)       Continue to conduct its business in its usual manner;

         ii) Give Buyer's representatives full access, during normal business hours and upon reasonable notice, to all Seller's assets, properties, books, records, agreements, and commitments, and furnish Buyer's representatives during such period with all such information concerning Seller's affairs as Buyer may reasonably request; provided, however, that any furnishing of such information to Buyer or any investigation by Buyer shall not affect Buyer's right to rely on the representations and warranties made by Seller in the Agreement; Buyer agrees to exercise the same care in handling such information as it would exercise with similar information of its own; and, if the acquisition contemplated by this Agreement is not consummated, to use its best efforts to return to Seller all documents which Seller supplied to Buyer;

         iii) Maintain in full force and effect insurance policies providing coverage and amounts of coverage comparable to the coverage and amounts of coverage provided under its policies of insurance now in effect;

         iv) Use its best efforts to take all necessary corporate and other action and to obtain all consents, approvals, and amendments of agreements required of it to carry out the transaction contemplated by this Agreement and to satisfy the conditions specified herein;

         v) Use its best efforts to assist the Buyer in obtaining an adequate and capable work force to continue the business of the Seller on terms satisfactory to the Buyer; and

         vi) Immediately prior to the Closing, the Seller shall terminate all employees of its Indiana Factual Data business.


                                    ARTICLE 5

                       COVENANTS OF BUYER PENDING CLOSING DATE


5.1   Covenants.

         From the date of this Agreement until the Closing Date the Buyer shall:

         i) Use its best efforts to take all necessary corporate and other action and to obtain all consents, approvals, and amendments of agreements required of it to carry out the transaction contemplated by this Agreement and to satisfy the conditions specified herein; and

         ii) Use its best efforts to obtain an adequate and capable work force to continue the business of the Seller on terms satisfactory to the Buyer.



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

                                    ARTICLE 6

                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

         The obligations of the Seller under this Agreement are subject to satisfaction of the following conditions at or before the Closing.


6.1   Approvals.

         The transaction shall have been approved by the shareholders and directors of the Buyer.


6.2   Compliance.

         All of the covenants, terms, and conditions of this Agreement to be complied with and performed by Buyer at or before the Closing Date shall have been complied with and performed in all material respects, and the representations and warranties made by Buyer in this Agreement shall be correct in all material respects at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date. Any representation or warranty which by its terms is made with reference to a specific date shall have been correct in all material respects as of such date. Buyer shall have delivered to Seller a certificate, dated the Closing Date, signed by the President of Buyer, certifying, to the best of his knowledge after reasonable investigation, to the fulfillment of the requirements referred to in this Section.


                                    ARTICLE 7

                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         The obligations of the Buyer under this Agreement are subject to satisfaction of the following conditions at or before the Closing Date.

7.1   Approvals.

         The transaction shall have been approved by the shareholders and directors of the Seller.

7.2   Compliance.

         All of the covenants, terms, and conditions of this Agreement to be complied with and performed by Seller at or before the Closing Date shall have been complied with and performed in all material respects, and the representations and warranties made by Seller in this Agreement shall be true and correct in all material respects, at and as of the Closing Date, with the same force and effect as though such representations and warranties had been made at and as of the Closing Date. Any representation or warranty which by its terms is made with reference to a specific date shall have been correct in all material respects as of such date. Seller shall have delivered to Buyer a certificate of Seller, dated the Closing Date, signed by the President or the Executive Vice President of Seller, certifying to the fulfillment of the requirements referred to in this Section.

7.3   Assurances.

         Buyer (i) shall have been assured of retaining an adequate and capable work force to continue the Indiana Factual Data business of the Seller on terms satisfactory to it and (ii) shall have received bank financing for the transaction and for working capital purposes following the purchase in amount(s) and on terms satisfactory to it.

7.4   Loss or Damage to Assets.

         There shall be no loss or damage to the Assets except in the ordinary course of business. In the event that there is any loss or damage to the Assets not in the ordinary course of business, the Buyer shall have the option of (i) requiring the Seller to pay the cost of repairing such damage and/or receiving the proceeds of insurance payable by reason thereof and consummating the transaction contemplated by this Agreement at no reduction in the purchase price set forth above, or (ii) terminating this Agreement, in which latter event the parties shall be released from further obligations to each other.

                                    ARTICLE 8

                                     CLOSING


8.1   Closing Date.

         The sale and purchase of the Assets (the "Closing") shall take place at such time, of such date, and at such place as shall be agreed by the parties. Such date and time of closing are referred to as the "Closing Date".

8.2   Actions.

         At the Closing on the Closing Date the following actions shall take place.

         i) The Seller shall deliver the Assets to the Buyer. The sale, transfer, and delivery of the Assets to the Buyer shall be effected by appropriate bills of sale, assignments, endorsements, or other appropriate instruments as the Buyer or its counsel shall request. The Buyer shall be entitled to physical possession of the Assets as of the time of Closing.

         ii) The Buyer shall sign and deliver to the Seller the promissory note referred to in Subsection 1.2(a) above.

         iii) The Buyer and the Seller shall each deliver to the other the certificates required by Articles 6 and 7 above.

         iv) The Seller and the Buyer shall enter into (a) a franchise agreement for the Factual Data franchise for the territories of Indiana, western Pennsylvania, and West Virginia, and (b) agreements for the Seller's "Outsource" and "EmpFacts" products.



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

                                    ARTICLE 9

                    ADDITIONAL COVENANTS OF SELLER AND BUYER


9.1   Consents.

         To the extent that the assignment of any contract, license, lease, commitment, sales order, or purchase order to be assigned to Buyer shall require the consent of the other party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach hereof. Seller shall use its best efforts in each case to obtain the consent of the other party to the assignment to Buyer. If such consent is not obtained, Seller will cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits under any such contracts, licenses, leases, commitments, sales orders, or purchase orders. In the event reasonable arrangements cannot be made to provide Buyer such benefits, Buyer shall not assume or have any liability thereunder and an adjustment shall be made in the purchase price of the Assets.

9.2   Additional Assistance.

         The Seller shall, at any time and from time to time at and after the Closing Date, upon request of Buyer, take any and all steps necessary to place Buyer in possession and operating control of the Assets and business to be transferred hereunder and will do, execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be required for the better transferring and confirming to Buyer the Assets. Buyer shall execute and deliver such instruments of assumption and other documents as are reasonably requested by Seller confirming the assumption by Buyer of the liabilities, obligations, and commitments assumed or agreed to be performed by Buyer under this Agreement.

9.3   Ratings and Deposits.

         The Seller shall take all action reasonably requested by Buyer to enable it to succeed to the Workmen's Compensation and Unemployment Insurance ratings and other interests of Seller and other ratings for insurance or other purposes established by Seller. Buyer shall not be obligated to succeed to any such rating, deposit, or other interest, except as it may elect to do so.

9.4   Costs.

         The Buyer and the Seller shall each pay its own costs and expenses incident to the preparation of this Agreement and the consummation of the transaction contemplated by it, including any sales, use, or deed recording, transfer or similar taxes, if any, imposed upon it by law.

9.5   Records.

         Seller shall, and shall cause its counsel and its certified public accountants to, afford to the representatives of Buyer, including its counsel and accountants, reasonable access to any records retained by it. Buyer shall, and shall cause its counsel and its certified public accountants to, afford to the representatives of Seller, including its counsel and accountants, reasonable access to all records, files, and documents transferred by Seller to Buyer in order to permit Seller to prepare its federal and state income tax returns and for other reasonable purposes and shall afford Seller reasonable assistance in connection therewith or in connection with claims and litigation. The parties shall cause such records to be retained for not less than six (6) years after the Closing Date, and neither Seller nor Buyer shall dispose of any such records without first offering them in writing to the other party.

9.6   Additional Commitments.

         (a) With respect to the Factual Data franchise for the territory of Ohio, for so long as the Factual Data franchise agreement between the Seller and the Buyer for the territories of Indiana, western Pennsylvania, and West Virginia shall remain in effect, and the Buyer shall not be in material breach of that agreement:

         i) If the Buyer and the franchisee for the Ohio Factual Data franchise agree that the Buyer will purchase that franchise, the Seller shall consent to that purchase; and

         ii) If the franchisee for the Ohio Factual Data franchise offers or proposes to sell or transfer that franchise to the Seller, the Seller shall notify the Buyer of the proposal or offer promptly upon receipt from the franchisee and shall give the Buyer a right of first refusal to meet the terms of the proposal or offer with a reasonable amount of time to do so.

         (b) Following the Closing the Seller and the Buyer shall negotiate in good faith an agreement covering the Buyer's right to use the Seller's "CORPdata" and "second mortgage" products.

9.7   Claims.

         The Seller shall be solely responsible for all costs, expenses, losses, and damages resulting from claims regarding work done by the Seller prior to the Closing.

                                   ARTICLE 10

                 INDEMNIFICATION; EXPIRATION OF CLAIMS; SET-OFF

10.1  Indemnity by Seller

         Seller shall indemnify and hold Buyer harmless after the Closing Date against any and all loss, cost, damage, or deficiency, including reasonable attorneys fees, resulting from, arising out of, or connected with any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Seller under this Agreement and from any misrepresentation in, or occasioned by, any certificate furnished or to be furnished by Seller to Buyer. In the event that any third person, including any governmental taxing authority, shall assert any claim against Buyer which, if successful, might result in a breach or default by Seller in a representation, covenant, or warranty, Seller shall have the right to participate in the defense and to be represented, at Seller's expense, by advisory counsel to be selected by Seller, and Buyer agrees not to compromise or settle such claim without first consulting with Seller.

10.2  Indemnity by Buyer.

         Buyer shall indemnify and hold Seller harmless after the Closing Date against any and all loss, cost, damage, or deficiency, including reasonable attorneys fees, resulting from, arising out of, or connected with any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Buyer under this Agreement, and from any misrepresentation in, or occasioned by, any certificate or other instrument furnished or to be furnished by Buyer to Seller. In the event that any third person, including any governmental taxing authority, shall assert any claim against Seller which, if successful, might result in a breach or default by Buyer, Buyer shall have the right to participate in the defense and to be represented, at Buyer's expense, by advisory counsel to be selected by Buyer and Seller agrees not to compromise or settle such claim without first consulting with Buyer.

10.3  Expiration of Warranty Claims and Limitations.

         All claims for damages for breach of warranties, representations, or covenants, whether contained in this Agreement or in any writing, schedule, bill of sale, assignment, or other documents of transfer, or other writings or documents in any way relating to this transaction, shall expire one (l)year after the Closing Date, except for written itemized claims specifying each alleged breach and amount of claimed damages for each alleged breach, filed prior to such expiration date.

10.4  Set-Off.

         In the event that the Buyer suffers any loss, cost, damages or deficiency as a result of any misrepresentation, breach of warranty, breach of a covenant, or nonfulfillment of any agreement by the Seller under this Agreement, the Buyer shall be entitled to set off that amount against any payments which may be due from the Buyer to the Seller under this Agreement.

                                   ARTICLE 11

                            TERMINATION OF AGREEMENT

11.1  Basis for Termination.

         This Agreement may be terminated at any time after its full execution but before the Closing Date as follows.

         i)       By the mutual consent of the Seller and the Buyer.

         ii) If the Closing has not taken place by January 19, 1996, by either the Buyer or the Seller.

         iii) If any of the conditions provided in Article 6 have not been met by the Closing Date and have not been waived by the Seller.

         iv) If any of the conditions provided in Section 7 have not been met by the Closing Date and have not been waived by the Buyer.

         v) If any list or schedule to be delivered by the Seller to the Buyer under this Agreement before the Closing Date discloses, in the opinion of the Buyer, any matter which would have a material adverse effect upon the Assets or Indiana Factual Data business of the Seller, considered as a whole, and if following notice by the Buyer to the Seller the Seller has not corrected the matter so as to eliminate the material adverse effect to the satisfaction of the Buyer before the Closing Date, this Agreement may be terminated by the Buyer.

         vi) If there is a material adverse change in the Indiana Factual Data business or future prospects, or in the levels of work or orders, of the Seller, by the Buyer.


11.2  Notice of Termination.

         The termination of this Agreement by either the Seller or the Buyer under this Article 11 shall be accomplished by the provision of written notice to that effect by one party to the other.

11.3  Costs.

         In the event of the termination of this Agreement under this Article, neither the Seller nor the Buyer shall have any liability to the other party for any of costs, expenses, losses, damages, or otherwise.


                                   ARTICLE 12

                          MISCELLANEOUS PROVISIONS

12.1  Orderly Transition.

         The parties shall cooperate fully to provide a smooth and orderly transition of the Assets and Indiana Factual Data business from the Seller to the Buyer.

12.2  Notices.

         All notices, requests, demands, and other communications required or permitted by this Agreement shall be in writing and shall be considered to have been given when delivered by hand or sent by certified mail, return receipt requested, to the following addresses:

         (i)      In the case of Seller, to:

                  Mr. J. H. Donnan
                  President
                  Factual Data Corp
                  3665 J.F.K. Parkway
                  Building One, Suite 200
                  Fort Collins, Colorado  80525

                  With a copy to:

                  Ramsey D. Myatt, Esq.
                  March & Myatt
                  110 East Oak Street
                  Fort Collins, Colorado  80524


         (ii)     In the case of Buyer, to:

                  Mr. John F. Boyle, Jr.
                  President
                  C B Unlimited, Inc.
                  32200 Woodsdale Lane
                  Solon, Ohio  44139

                  With a copy to:

                  John W. Waldeck, Esq.
                  Porter, Wright, Morris & Arthur
                  1760 Huntington Building
                  Cleveland, Ohio  44115-1483

         or to such other person or address as either party shall notify the other party in writing as set forth above.

12.3  Headings.

         The headings of the sections in this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

12.4  Nonwaiver.

         No delay or failure by any party to this Agreement to exercise any right under it, and no partial or single exercise of any right, shall constitute a waiver of that or any other right.

12.5  Assignment.

         This Agreement may not be assigned, in whole or in part, by either party without the express written consent of the other party.

12.6  Binding Effect.

         This Agreement shall be binding upon, and shall inure to the benefit of, the successors, representatives, heirs, and assigns of the parties.

12.7  Severability.

         If any term or condition of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby. Each term and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

12.8  Applicable Law.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado.

12.9  Entire Agreement.

         This document embodies the entire agreement among the parties to it with respect to the transaction contemplated by it. There have never been and are no agreements, representations, or warranties among the parties other than those set forth or provided for in it. This Agreement supersedes any prior agreements, understandings, or letters of intent between or among the parties with respect to the subject matter of it.

12.10  Amendment and Modification.

         The parties may amend, modify, and supplement this Agreement in any manner as may be mutually agreed upon among them in writing.

12.11  Counterparts.

         This Agreement may be executed in more than one counterpart, each of which shall be considered an original but all of which together shall constitute one and the same document.

         THIS ASSET PURCHASE AGREEMENT has been executed by the duly authorized representatives of the parties as of the date first written above.



                                                FACTUAL DATA CORP


                                                By: /s/ J.H. Donnan
                                                   ----------------------
                                                   J.H. Donnan
                                                   President


                                                C B UNLIMITED, INC.


                                                By: /s/ John F. Boyle, Jr.
                                                   ----------------------
                                                   John F. Boyle, Jr.
                                                   President

                      MODIFICATION AND EXTENSION AGREEMENT

         This Modification and Extension Agreement is made effective as of the 15th day of March, 1997, between FACTUAL DATA CORP ("Payee") and C B Limited, Inc., an Ohio Corporation and John F. Boyle, Jr. ("Makers").

                                    RECITALS

         1. On January 5, 1996 the parties entered into an Asset Purchase Agreement by which Makers acquired from Payee certain assets of the Factual Data franchise operation for Indiana and by separate documents Makers also acquired from Payee franchises for Factual Data, Outsource and EmpFacts products, all of which will be referred to collectively as the "Assets".

         2. As part of the purchase price for the Assets, Makers signed a Promissory Note dated January 16, 1996 in the principal amount of $230,000.00 payable, without interest, on March 15, 1997, with Makers reserving the right to make prepayment including periodic installment payments as shown by the terms of said Promissory Note. No prepayments were made on the Promissory Note and the unpaid principal balance is still $230,000.00.

         3. Makers have requested an extension of time for paying the principal amount and Payee is willing to modify and extend the Promissory Note upon the conditions set forth below.

         4. Payee was intending to pay its corporate income tax liabilities to various states and to the Internal Revenue Service for itself and related entities with the proceeds from the Promissory Note payment. Payee will now be unable to make such payments in a timely manner and will be assessed a one percent (1%) nonpayment penalty per month and one percent (1%) per month interest on all taxes due.("The Late Payment Penalties and Interest")

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to be bound as follows:

         Payment of Principal: The unpaid principal balance of $230,000.00 shall be paid as follows: Prior to March 15, 1997, Makers shall pay the sum of $35,000.00 to Payee. The remaining unpaid principal balance of $195,000.00 shall be due and payable on or before September 30, 1997.

         Payment of Interest: The unpaid principal balance of $195,000.00 shall accrue interest at the rate of 18% per annum commencing March 15, 1997. Interest payments shall be made monthly commencing April 15, 1997 and continuing on the 15th of each month thereafter until the principal has been paid in full. The remaining accrued and unpaid interest shall be due and payable, together with the remaining unpaid principal balance, on September 30, 1997.

         Late Payment Penalties and Interest: As further consideration for the extension of the due date under the terms of the Promissory Note, Makers agree to pay the actual Late Payment Penalties and Interest incurred by Payee to various states and to the Internal Revenue Service, limited, however, to such penalties which accrue between March 15, 1997 and the date final payment due under the Promissory Note, as modified herein, is made by Makers to Payee.

         Continuation of Security Interests: Makers agree to insure that Payee's security interests in the Assets are continued by having their attorneys take any necessary steps to extend all recorded UCC-l Financing Statements which perfected Payee's security interests in the Assets.

         Additional Event of Default: In addition to the events of default listed in the Promissory Note, the failure by Debtor to make any payment required by the terms of this Modification and Extension Agreement will be a default.

         Default of Principal Payment - Remedy: In the event Makers default on the principal payment due September 30, 1997, they agree to allow Payee to immediately assume possession and ownership of the Assets transferred to Makers by the terms of the Asset Purchase Agreement, by peaceably turning possession thereof over to Payee on October 1, 1997 and by executing all necessary Bills of Sale, Assignments of Franchise Agreements and the like in order to revest ownership of the Assets in Payee's name.

         Continuation of Promissory Note: All terms and conditions of the Promissory Note, except as specifically modified herein, shall continue in full force and effect.


PAYEE:                                               FACTUAL DATA CORP

                                                     By: /s/ J.H. Donnan
                                                        ---------------------

STATE OF COLORADO  )
                   ) ss.
COUNTY OF LARIMER  )

         The foregoing instrument was acknowledged before me this 14th day of March 1997, by: /s/ J.H. Donnan , President of FACTUAL DATA CORP.
               -----------------

My commission expires:
7-31-2000                                     By: /s/ Faith K. Webb
---------                                       --------------------
                                                Notary Public


MAKERS:                                       C B Limited, Inc.,
                                              an Oho Corporation


                                              By: /s/ John F. Boyle, Jr.
                                                 ----------------------------
                                              John F. Boyle, Jr., President

                                              By: /s/ John F. Boyle, Jr.
                                                 ----------------------------
                                               John F. Boyle, Jr., Individually




STATE OF OHIO       )
                    ) ss.
COUNTY OF CUYAHOGA  )

         The foregoing instrument was acknowledged before me this day of March,1997, by John F. Boyle, Jr., President of C B Limited, Inc., an Ohio Corporation, and John F. Boyle, Jr., Individually.


My commission expires:
August 18, 2001                                  /s/ Gaynell Jorden
---------------                                  -----------------------
                                                 Notary Public

                      MODIFICATION AND EXTENSION AGREEMENT

           This Modification and Extension Agreement is made effective as of the 31st day of October 1997, between FACTUAL DATA CORP("Payee")and C B Limited, Inc., an Ohio Corporation and John F. Boyle, Jr.("Makers").

                                    RECITALS

         1. On January 5, 1996 the parties entered into an Asset Purchase Agreement by which Makers acquired from Payee certain assets of the Factual Data franchise operation for Indiana and by separate documents Makers also acquired from Payee franchises for Factual Data, Outsource and EmpFacts products all of which will be referred to collectively as the "Assets".

         2. As part of the purchase price for the Assets, Makers signed a Promissory Note dated January 16, 1996 in the principal amount of $230,000.00 payable, without interest, on March 15, 1997.

         3. By Modification and Extension Agreements dated effective March 15, 1997 and September 30, 1997, respectively, the parties hereto extended the due date and modified the terms of the Promissory Note.

         4. Makers have requested an additional extension of time for paying the balance of the principal amount and Payee is willing to further extend the due date of the Promissory Note upon the conditions set forth below.

           NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree to be bound as follows:

          Payment of Principal: The remaining unpaid principal balance of $195,000.00 shall be due and payable as follows:

          $150,000.00 shall be paid on or before October 31, 1997; and $45,000 shall be paid on or before June 30, 1998.

          Payment of Interest: The unpaid principal balance shall continue to accrue interest at the rate of 18% per annum. An interest payment shall be made together with the principal payment of $150,000.00 and monthly thereafter. All accrued and unpaid interest shall be due and payable, together with the remaining unpaid principal balance, on June 30, 1998.

         Continuation of Security Interests: Makers agree to insure that Payee's security interests in the Assets are continued by having their attorneys take any necessary steps to extend all recorded UCC-1 Financing Statements which perfected Payee's security interests in the Assets.

         Additional Event of Default: In addition to the events of default listed in the Promissory Note, the failure by Debtor to make any payment required by the terms of this Modification and Extension Agreement will be a default.

         Default of Principal Payment - Remedy: In the event Makers default on the principal payment due October 31, 1997, they agree to allow Payee to immediately assume possession and ownership of the Assets transferred to Makers by the terms of the Asset Purchase Agreement, by peaceably turning possession thereof over to Payee on November 1, 1997 and by executing all necessary Bills of Sale, Assignments of Franchise Agreements and the like in order to revest ownership of the Assets in Payee's name.

         Continuation of Promissory Note: All terms and conditions of the Promissory Note, except as specifically modified herein, shall continue in full force and effect.


PAYEE:                                        FACTUAL DATA CORP

                                              By: /s/ J.H. Donnan
                                                 ---------------------

STATE OF COLORADO   )
                    )ss.
COUNTY OF LARIMER   )

         The foregoing instrument was acknowledged before me this 30th day of October, 1997, by: /s/ Faith K. Webb of FACTUAL DATA CORP.

My commission expires:
7-31-2000                                      By: /s/ Faith K. Webb
---------                                         ---------------------
                                               Notary Public


MAKERS:                                        C B Limited, Inc.,
                                               an Oho Corporation


                                               By: /s/ John F. Boyle, Jr.
                                                  -----------------------
                                               John F. Boyle, Jr., President

                                               /s/ John F. Boyle, Jr.
                                               -----------------------
                                               John F. Boyle, Jr., Individually

STATE OF OHIO       )
                    ) ss.
COUNTY OF CUYAHOGA  )


         The foregoing instrument was acknowledged before me this 24TH day of November,1997, by John F. Boyle, Jr., President of C B Limited, Inc., an Ohio Corporation, and John F. Boyle, Jr., Individually.


My commission expires:
December 22, 1998                              By: /s/ Stephen J. Ferenczy
----------------                                   -----------------------
                                                   Notary Public